Exhibit 10.19
[Form of Executive Change of Control Agreement – Full Double-Trigger]
[Date]
[Name]
[Title]
Callidus Software Inc.
160 West Santa Clara Street
San Jose, CA 95113
Dear [Name]:
This letter modifies any Stock Option Agreement (“Option Agreement”) or Employment Agreement you may now or hereafter have with respect to the common stock of Callidus Software, Inc. (the “Company”) and any prior agreement between you and the Company regarding the Option Agreements including, without limitation, any prior change of control agreement(s). This letter provides for accelerated vesting of the options subject to the Option Agreements (the “Options”) under the conditions described below.
Notwithstanding the provisions set forth in the prior paragraph, if you previously entered into any agreement with the Company that provides for full vesting of all of your options on a change of control of the Company, this letter shall not modify such prior agreement as it relates to any option granted to you prior to March 14, 2006. However, for all options granted to you after March 14, 2006, the terms of this letter shall control.
If, within 18 months after a “Change in Control,” your employment is terminated by the Company without “Cause” or by you for “Good Reason,” you shall receive 100% vesting of your Options.
     For purposes of the above:
     (a) “Cause” means the occurrence of any one or more of the following:
     (i)     any material act of misconduct or dishonesty by you in the performance of your duties;
     (ii)     any willful and material failure by you to perform your duties;
     (iii)     any material breach of any employment agreement, confidentiality agreement or proprietary information agreement;
     (iv)     your conviction of (or pleading guilty or nolo contendere to) a misdemeanor involving theft, embezzlement, dishonesty or moral turpitude or a felony;
provided that in the case of clauses (i) through (iii), you shall have a period of 30 days from written notice by the Company to cure such action or omission unless not reasonably susceptible of cure.
(b) “Good Reason” means
     (i)     any reduction in your base salary or annual target bonus;
     (ii)     any material reduction in your other benefits;
     (iii)     any material reduction in your duties, responsibilities, or authority; or

     (iv) a requirement that you relocate to a location more than 35 miles from your then current office location.
     (c) “Change in Control” means:
     (i) The acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of “beneficial ownership” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (it being understood that securities owned by any person on the date hereof shall not be counted against such limit with respect to such person); or
     (ii) A change in the composition of the Board of Directors of the Company (the “Board”) occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are members of the Board as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or
     (iii)     A merger or consolidation involving the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (including the parent corporation of such Surviving Entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such Surviving Entity outstanding immediately after such merger or consolidation, or a sale or disposition by the Company of all or substantially all the Company’s assets.
The term “Surviving Entity” shall refer to the entity surviving the merger, consolidation or sale of substantially all of the assets and continuing with the assets or business of the Company in the case of a Change of Control event described in clause (iii) above.
The modification to the terms of the vesting schedule of your Options as described in this letter has been approved by the Board and is effective immediately.
Sincerely,
Brian E. Cabrera
Vice President of Operations and General Counsel
AGREED AND ACCEPTED this            day of                ,           .

[Name]